UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2018

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EVOLUTIONARY GENOMICS, INC.

(Exact name of registrant as specified in its charter)

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Nevada	000-54129	26-4369698
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1026 Anaconda Drive, Castle Rock, Colorado 80108

(Address of Principal Executive Office) (Zip Code)

(720) 900-8666

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01   Changes in Registrant’s Certifying Accountant.

Effective October 1, 2018, EKS&H LLLP (“EKS&H”), the independent registered public accounting firm for Evolutionary Genomics, Inc. (the “Company”), combined with Plante & Moran PLLC (“Plante Moran”). As a result of this transaction, on October 1, 2018, EKS&H resigned as the independent registered public accounting firm for the Company. Concurrent with such resignation, the Company’s audit committee approved the engagement of Plante Moran as the new independent registered public accounting firm for the Company.

The audit reports of EKS&H on the Company’s financial statements for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

As previously disclosed in Item 9A of the Company’s Form 10-K filed on March 5, 2018 for the fiscal year ended December 31, 2017, we identified three material weakness in internal control over financial reporting relating to (1) the Company has not properly segregated duties as one or two individuals initiate, authorize, and complete all transactions, (2) the Company has installed accounting software that does not prevent erroneous or unauthorized changes to previous reporting periods and does not provide an adequate audit trail of entries made in the accounting software, and (3) due to the size of the Company and limited personnel, the Company has not hired an individual with technical accounting expertise within the accounting function.  The same material weakness were also identified and disclosed, except for the third material weakness identified above related to hiring an individual with technical accounting expertise, in Item 9A of the Company’s Form 10-K filed on February 10, 2017 for the fiscal year ended December 31, 2016. No other “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K have occurred during the two prior fiscal years. This material weakness has not been remediated as of the date of this Current Report on Form 8-K.

During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no disagreements between the Company and EKS&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of EKS&H would have caused them to make reference thereto in their reports on the Company’s financial statements for such years.

During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding EKS&H’s resignation, there were no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2017 and 2016 and through the subsequent interim period preceding Plante Moran’s engagement, the Company did not consult with Plante Moran on either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that may be rendered on the Company’s financial statements, and Plante Moran did not provide either a written report or oral advise to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided EKS&H a copy of the disclosures in this Form 8-K and has requested that EKS&H furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements herein. A copy of the letter dated October 4, 2018 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Auditor Letter dated October 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUTIONARY GENOMICS, INC.

Dated: October 4, 2018	By:	/s/ Steve B. Warnecke
	Name:	Steve B. Warnecke
	Title:	Chief Executive Officer, Chief Financial Officer, President and Chairman of the Board